UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Act of 1934

Date of Report (Date of earliest event reported): November 9, 2018

Synthesis Energy Systems, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33522	20-2110031
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Three Riverway, Suite 300
Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

(713) 579-0600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-2(b))

[  ]       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.133-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry into a Material Definitive Agreement.

On November 9, 2018, Synthesis Energy Systems, Inc. (the “Company”) entered into an online office lease agreement with Regus Management Group, LLC to lease an office space located at 777 S. Post Oak Lane, One Riverway, Suite 1700, Houston, Texas 77056 for $3,287.35 per month. The Company will be headquartered at this address effective February 1, 2019. The lease expires on December 31, 2019.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the lease and the exhibits thereto, which are attached as Exhibit 10.1 hereto and incorporated by reference herein in their entirety.

Item 2.02	Results of Operations and Financial Condition.

In accordance with General Instruction B.2. of Form 8-K, the information presented under this Item 2.02 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

On November 14, 2018, the Company issued an earnings release announcing the financial results for its fiscal fourth quarter and fiscal year ended June 30, 2018. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

*10.1	Online Office Agreement dated November 9, 2018.

**99.1	Press Release dated November 14, 2018 re results of earnings.

* Filed herewith.

** Furnished herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Synthesis Energy Systems, Inc.

Dated: November 15, 2018	/s/ DeLome Fair
DeLome Fair
President and Chief Executive Officer

Exhibit Index

*10.1	Online Office Agreement dated November 9, 2018.

**99.1	Press Release dated November 14, 2018 re results of earnings.

* Filed herewith.

** Furnished herewith.